    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 21, 2001.

                                                   REGISTRATION NO. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 TERADYNE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          MASSACHUSETTS                                          04-2272148
  (State or Other Jurisdiction of                             (I.R.S. Employer
  Incorporation or Organization)                             Identification No.)

                               321 HARRISON AVENUE
                           BOSTON, MASSACHUSETTS 02118
                                 (617) 482-2700
               (Address of Principal Executive Offices) (Zip Code)

                          -----------------------------

                                 TERADYNE, INC.
                         1997 EMPLOYEE STOCK OPTION PLAN
                            (Full Title of the Plan)

                          -----------------------------

                               GREGORY R. BEECHER
                             CHIEF FINANCIAL OFFICER
                                 TERADYNE, INC.
                               321 HARRISON AVENUE
                           BOSTON, MASSACHUSETTS 02118
                     (Name and Address of Agent For Service)

                                 (617) 482-2700
          (Telephone Number, Including Area Code, of Agent For Service)

                          -----------------------------

                                   COPIES TO:

   THOMAS S. GRILK, ESQ.                             KEVIN M. BARRY, ESQ.
      TERADYNE, INC.                           TESTA, HURWITZ & THIBEAULT, LLP
    321 HARRISON AVENUE                       HIGH STREET TOWER, 125 HIGH STREET
BOSTON, MASSACHUSETTS 02118                      BOSTON, MASSACHUSETTS 02110
      (617) 482-2700                                    (617) 248-7000


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

                         CALCULATION OF REGISTRATION FEE


===================================================================================================================
                                           Proposed                       Proposed
                                           Maximum                         Maximum
Title of Securities       Amount To Be     Offering                       Aggregate                Amount of
To Be Registered           Registered   Price Per Share                Offering Price          Registration Fee
-------------------       -----------   ---------------                --------------          ----------------

Common Stock                  486,766     $ 28.125 (1)                 $13,690,293.75              $3,422.57
(Par Value $.125)              88,550     $ 30.938 (2)                  $2,739,559.90                $684.89
                               63,000     $ 31.625 (3)                  $1,992,375.00                $498.09
                                  200     $ 31.750 (4)                      $6,350.00                  $1.59
                               56,850     $ 37.375 (5)                  $2,124,768.75                $531.19
                               16,000     $ 38.750 (6)                    $620,000.00                $155.00
                               83,500     $ 41.970 (7)                  $3,504,495.00                $876.12
                              189,000     $ 37.840 (8)                  $7,151,760.00              $1,787.94
                               57,700     $ 30.430 (9)                  $1,755,811.00                $438.95
                              160,450     $ 30.690 (10)                 $4,924,210.50              $1,231.05
                               34,850     $ 38.350 (11)                 $1,336,497.50                $334.12
                               16,500     $ 41.370 (12)                   $682,605.00                $170.65
                               91,500     $ 36.140 (13)                 $3,306,810.00                $826.70
                           33,655,134     $ 30.055 (14)             $1,011,505,052.37            $252,876.26

TOTAL:              35,000,000 shares                               $1,055,340,588.77            $263,835.15
                    =================                               =================            ===========

Common Stock
Purchase Rights (15)               --                                        --                        --

===================================================================================================================

(1) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 486,766 shares at an exercise price of $28.125 per share. Pursuant to Rule 457(h)(1) of the Securities Act of 1933 (the "Securities Act"), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(2) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 88,550 shares at an exercise price of $30.938 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(3) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 63,000 shares at an exercise price of $31.625 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(4) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 200 shares at an exercise price of $31.750 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(5) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 56,850 shares at an exercise price of $37.375 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(6) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 16,000 shares at an exercise price of $38.750 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(7) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 83,500 shares at an exercise price of $41.970 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(8) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 189,000 shares at an exercise price of $37.840 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(9) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 57,700 shares at an exercise price of $30.430 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(10) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 160,450 shares at an exercise price of $30.690 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(11) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 34,850 shares at an exercise price of $38.350 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(12) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 16,500 shares at an exercise price of $41.370 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(13) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 91,500 shares at an exercise price of $36.140 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(14) The price of $30.055 per share, which is the average of the high and low price of the Common Stock of the Registrant as reported on the New York Stock Exchange on August 17, 2001, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) of the Securities Act and has been used only for those shares without a fixed exercise price.

(15) Pursuant to the Rights Agreement of the Registrant between the Registrant and Fleet National Bank, one common share purchase right of the Registrant (each a "Right") is deemed to be delivered with each share of Common Stock issued by the Registrant. The Rights currently are not separately transferable apart from the Common Stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the Rights.

================================================================================

     This Registration Statement registers additional securities of the same class as other securities for which Registration Statement Nos. 333-26045 and 333-56373 on Form S-8, each relating to the Registrant's 1997 Employee Stock Option Plan, as filed with the Securities and Exchange Commission (the "Commission") on April 29, 1997 and June 9, 1998, respectively, are effective. Pursuant to General Instruction E of Form S-8, the contents of the above listed Registration Statements are hereby incorporated by reference herein.


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     In addition to the documents incorporated by reference in Item 3 of Registration Statement Nos. 333-26045 and 333-56373 on Form S-8, the following documents filed with the Commission are incorporated by reference in this Registration Statement:

     a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No. 001-06462).

     b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended April 1, 2001 and July 1, 2001 (both File No. 001-06462).

     c) The section entitled "Description of Common Stock" contained in the Registrant's Registration Statement on Form S-3 (SEC File No. 333-47564) initially filed with the Commission on October 6, 2000, as amended.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 8.  EXHIBITS.


        Exhibit No.                 Description of Exhibit
        -----------                 ----------------------

           4.1 Restated Articles of Organization of the Registrant, as amended (filed as Exhibit 3.01 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 2, 2000, File No. 001-06462)*

           4.2 Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, File No. 001-06462)*

           4.3 Rights Agreement between the Registrant and Fleet National Bank dated as of November 17, 2000 (filed as Exhibit 4.1 to the Registrant's Form 8-K filed on November 20, 2000, File No. 001-06462)*

           4.4 1997 Employee Stock Option Plan, as amended (filed as Exhibit 10.01 to the Registrant's Form 10-Q for the quarter ended July 1, 2001, File No. 001-06462)*

           5                Opinion of Testa, Hurwitz & Thibeault, LLP**

          23.1 Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5)**

          23.2              Consent of PricewaterhouseCoopers LLP**

          24 Power of Attorney (included on signature page hereto)**

----------------------

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

**  Filed herewith.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, the Commonwealth of Massachusetts, on this 1st day of August, 2001.

                                  Teradyne, Inc.



                                  By: /s/ Gregory R. Beecher
                                      ------------------------------------------
                                      Gregory R. Beecher
                                      Vice President and Chief Financial Officer

       We, the undersigned officers and directors of Teradyne, Inc., hereby severally constitute and appoint George W. Chamillard, Gregory R. Beecher and Richard J. Testa, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Teradyne, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               SIGNATURE                               CAPACITY                     DATE
               ---------                               --------                     ----
/s/  George W. Chamillard                Chief Executive Officer, President         August 21, 2001
------------------------------------     and Chairman (Principal Executive
George W. Chamillard                     Officer)


/s/  Gregory R. Beecher                  Vice President and Chief Financial         August 1, 2001
------------------------------------     Officer (Principal Financial Officer)
Gregory R. Beecher


/s/  Richard MacDonald                   Controller (Principal Accounting           August 21, 2001
------------------------------------     Officer)
Richard MacDonald


/s/  James W. Bagley                     Director                                   August 21, 2001
------------------------------------
James W. Bagley


/s/  Albert Carnesale                    Director                                   August 21, 2001
------------------------------------
Albert Carnesale


/s/  Daniel S. Gregory                   Director                                   August 21, 2001
------------------------------------
Daniel S. Gregory


/s/  Dwight H. Hibbard                   Director                                   August 21, 2001
------------------------------------
Dwight H. Hibbard


/s/  John P. Mulroney                    Director                                   August 1, 2001
------------------------------------
John P. Mulroney

/s/  Vincent M. O'Reilly                 Director               August 21, 2001
------------------------------------
Vincent M. O'Reilly


/s/  Richard J. Testa                    Director               August 21, 2001
------------------------------------
Richard J. Testa


/s/  Roy A. Vallee                       Director               August 1, 2001
------------------------------------
Roy A. Vallee


/s/  Patricia S. Wolpert                 Director               August 1, 2001
------------------------------------
Patricia S. Wolpert

                                  EXHIBIT INDEX

Exhibit No.                Description of Exhibit
-----------                ----------------------

   4.1 Restated Articles of Organization of the Registrant, as amended (filed as Exhibit 3.01 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 2, 2000, File No. 001-06462)*

   4.2        Amended and Restated Bylaws of the Registrant (filed as Exhibit
              3.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, File No. 001-06462)*

   4.3 Rights Agreement between the Registrant and Fleet National Bank dated as of November 17, 2000 (filed as Exhibit 4.1 to the Registrant's Form 8-K filed on November 20, 2000, File No. 001-06462)*

   4.4        1997 Employee Stock Option Plan, as amended (filed as Exhibit
              10.01 to the Registrant's Form 10-Q for the quarter ended July 1, 2001, File No. 001-06462)*

   5          Opinion of Testa, Hurwitz & Thibeault, LLP**

  23.1        Consent of Testa, Hurwitz & Thibeault, LLP (included in
              Exhibit 5)**

  23.2        Consent of PricewaterhouseCoopers LLP**

  24          Power of Attorney (included on signature page hereto)**

---------------------

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

**   Filed herewith.